Exhibit 99.1

Datadog Announces First Quarter 2025 Financial Results

May 6, 2025

First quarter revenue grew 25% year-over-year to $762 million
Robust growth of larger customers, with about 3,770 $100k+ ARR customers, up from about 3,340 a year ago
Announced 2025 DASH user conference, June 10-11, in New York City
NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its first quarter ended March 31, 2025.
"Datadog executed solidly in the first quarter, with 25% year-over-year revenue growth, $272 million in operating cash flow, and $244 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "We are innovating rapidly across the Datadog platform, to help customers observe, secure, and act to solve mission-critical business problems in their modern, cloud environments."
First Quarter 2025 Financial Highlights:
•Revenue was $762 million, an increase of 25% year-over-year.
•GAAP operating loss was $(12) million; GAAP operating margin was (2)%.
•Non-GAAP operating income was $167 million; non-GAAP operating margin was 22%.
•GAAP net income per diluted share was $0.07; non-GAAP net income per diluted share was $0.46.
•Operating cash flow was $272 million, with free cash flow of $244 million.
•Cash, cash equivalents, and marketable securities were $4.4 billion as of March 31, 2025.
First Quarter & Recent Business Highlights:
•As of March 31, 2025, we had about 3,770 customers with ARR of $100,000 or more, an increase of 13% from about 3,340 as of March 31, 2024.
•Acquired Eppo, a feature flagging and experimentation platform, which will tightly integrate with Datadog’s existing Product Analytics suite.
•Released a new report, State of DevSecOps 2025, which found that only a fraction of critical vulnerabilities are truly worth prioritizing.

•Acquired Metaplane, an end-to-end data observability platform that provides advanced machine learning-powered monitoring and column-level lineage to prevent, detect and resolve data quality issues across a company’s entire data stack.
•Named a Leader in The Forrester Wave™: AIOps Platforms, Q2 2025. Datadog’s AIOps solutions include Bits AI, Watchdog and Event Management.
•Highlighted multiple recent product launches at Google Cloud Next, including expanded monitoring capabilities for BigQuery.
•Announced plans for a new data center to be located in Australia. The data center instance will be Datadog’s first in Australia and adds to existing locations in North America, Asia, and Europe.
•Opened registration for DASH, Datadog's eighth annual global conference for CIOs, CISOs, developers, SREs, and security and operations professionals, to build and scale the next generation of applications, infrastructure, security, GenAI and teams. The conference will take place June 10-11, 2025 at North Javits Center in New York City.

Second Quarter and Full Year 2025 Outlook:
Based on information as of today, May 6, 2025, Datadog is providing the following guidance:
•Second Quarter 2025 Outlook:
◦Revenue between $787 million and $791 million.
◦Non-GAAP operating income between $148 million and $152 million.
◦Non-GAAP net income per share between $0.40 and $0.42, assuming approximately 361 million weighted average diluted shares outstanding.
•Full Year 2025 Outlook:
◦Revenue between $3.215 billion and $3.235 billion.
◦Non-GAAP operating income between $625 million and $645 million.
◦Non-GAAP net income per share between $1.67 and $1.71, assuming approximately 362 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.

Conference Call Details:
•What: Datadog financial results for the first quarter of 2025 and outlook for the second quarter and the full year 2025
•When: May 6, 2025 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to third-party cloud infrastructure hosting costs, sales and marketing, research and development expenses, net interest and other income, cash taxes, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the second quarter and the full year 2025 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about trade policies, tariffs, reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) amortization of issuance costs; and (5) an assumed provision for income taxes based on our long-term projected tax rate. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$761,553	$611,253
Cost of revenue (1)(2)(3)	157,628	110,098
Gross profit	603,925	501,155
Operating expenses:
Research and development (1)(3)	341,061	269,988
Sales and marketing (1)(2)(3)	214,291	173,881
General and administrative (1)(3)	60,993	45,290
Total operating expenses	616,345	489,159
Operating (loss) income	(12,420)	11,996
Other income:
Interest expense (4)	(2,963)	(1,374)
Interest income and other income, net	47,179	35,563
Other income, net	44,216	34,189
Income before provision for income taxes	31,796	46,185
Provision for income taxes	7,154	3,554
Net income	$24,642	$42,631
Net income per share - basic	$0.07	$0.13
Net income per share - diluted	$0.07	$0.12
Weighted average shares used in calculating net income per share:
Basic	343,097	331,806
Diluted	363,078	355,979

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$6,651	$5,527
Research and development	105,735	88,413
Sales and marketing	34,125	28,531
General and administrative	17,754	12,562
Total	$164,265	$135,033

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$894	$2,027
Sales and marketing	203	205
Total	$1,097	$2,232

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$186	$192
Research and development	9,582	10,819
Sales and marketing	1,570	2,153
General and administrative	2,225	2,057
Total	$13,563	$15,221

(4) Includes amortization of issuance costs as follows:
Interest expense	$1,819	$850
Total	$1,819	$850

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,079,854	$1,246,983
Marketable securities	3,369,820	2,942,076
Accounts receivable, net of allowance for credit losses of $17,707 and $16,302 as of March 31, 2025 and December 31, 2024, respectively	490,172	598,919
Deferred contract costs, current	58,832	56,095
Prepaid expenses and other current assets	77,660	67,042
Total current assets	5,076,338	4,911,115
Property and equipment, net	249,916	226,970
Operating lease assets	203,074	172,512
Goodwill	361,738	360,381
Intangible assets, net	2,626	3,711
Deferred contract costs, non-current	90,501	86,573
Other assets	26,188	24,077
TOTAL ASSETS	$6,010,381	$5,785,339
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$98,442	$107,731
Accrued expenses and other current liabilities	138,238	127,136
Operating lease liabilities, current	34,228	31,970
Convertible senior notes, net, current	634,780	634,023
Deferred revenue, current	949,135	961,853
Total current liabilities	1,854,823	1,862,713
Operating lease liabilities, non-current	227,974	196,905
Convertible senior notes, net, non-current	980,314	979,282
Deferred revenue, non-current	21,560	22,693
Other liabilities	9,036	9,383
Total liabilities	3,093,707	3,070,976
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,860,643	2,689,013
Accumulated other comprehensive income (loss)	1,338	(4,701)
Retained earnings	54,690	30,048
Total stockholders’ equity	2,916,674	2,714,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,010,381	$5,785,339

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,642	$42,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,255	12,895
Accretion of discounts on marketable securities	(10,370)	(14,126)
Amortization of issuance costs	1,819	850
Amortization of deferred contract costs	14,853	11,844
Stock-based compensation, net of amounts capitalized	164,265	135,033
Non-cash lease expense	8,389	6,810
Allowance for credit losses on accounts receivable	4,520	2,732
(Gain) loss on disposal of property and equipment	(145)	43
Changes in operating assets and liabilities:
Accounts receivable, net	104,227	55,490
Deferred contract costs	(21,519)	(12,636)
Prepaid expenses and other current assets	(10,263)	(14,075)
Other assets	(1,217)	2,614
Accounts payable	(10,712)	(17,122)
Accrued expenses and other liabilities	5,648	(7,433)
Deferred revenue	(13,851)	6,720
Net cash provided by operating activities	271,541	212,270
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(970,302)	(637,351)
Maturities of marketable securities	555,938	401,666
Proceeds from sale of marketable securities	(76)	—
Purchases of property and equipment	(8,748)	(14,158)
Capitalized software development costs	(18,402)	(11,365)
Cash paid for acquisition of businesses; net of cash acquired	(1,818)	—
Net cash used in investing activities	(443,408)	(261,208)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,673	2,191
Repayments of 2025 Convertible Senior Notes	(20)	—
Net cash provided by financing activities	1,653	2,191

Effect of exchange rate changes on cash and cash equivalents	3,085	(1,374)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(167,129)	(48,121)
CASH AND CASH EQUIVALENTS—Beginning of period	1,246,983	330,339
CASH AND CASH EQUIVALENTS—End of period	$1,079,854	$282,218

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$603,925	$501,155
Plus: Stock-based compensation expense	6,651	5,527
Plus: Amortization of acquired intangibles	894	2,027
Plus: Employer payroll taxes on employee stock transactions	186	192
Non-GAAP gross profit	$611,656	$508,901
GAAP gross margin	79%	82%
Non-GAAP gross margin	80%	83%

Reconciliation of operating expenses
GAAP research and development	$341,061	$269,988
Less: Stock-based compensation expense	(105,735)	(88,413)
Less: Employer payroll taxes on employee stock transactions	(9,582)	(10,819)
Non-GAAP research and development	$225,744	$170,756

GAAP sales and marketing	$214,291	$173,881
Less: Stock-based compensation expense	(34,125)	(28,531)
Less: Amortization of acquired intangibles	(203)	(205)
Less: Employer payroll taxes on employee stock transactions	(1,570)	(2,153)
Non-GAAP sales and marketing	$178,393	$142,992

GAAP general and administrative	$60,993	$45,290
Less: Stock-based compensation expense	(17,754)	(12,562)
Less: Employer payroll taxes on employee stock transactions	(2,225)	(2,057)
Non-GAAP general and administrative	$41,014	$30,671

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(12,420)	$11,996
Plus: Stock-based compensation expense	164,265	135,033
Plus: Amortization of acquired intangibles	1,097	2,232
Plus: Employer payroll taxes on employee stock transactions	13,563	15,221
Non-GAAP operating income	$166,505	$164,482
GAAP operating margin	(2)%	2%
Non-GAAP operating margin	22%	27%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of net income (loss)
GAAP net income (loss)	$24,642	$42,631
Plus: Stock-based compensation expense	164,265	135,033
Plus: Amortization of acquired intangibles	1,097	2,232
Plus: Employer payroll taxes on employee stock transactions	13,563	15,221
Plus: Amortization of issuance costs	1,819	850
Non-GAAP net income before non-GAAP tax adjustments	$205,386	$195,967
Income tax effects and adjustments (1)	37,479	38,345
Non-GAAP net income after non-GAAP tax adjustments	$167,907	$157,622
Net income per share before non-GAAP tax adjustments - basic	$0.60	$0.59
Net income per share before non-GAAP tax adjustments - diluted	$0.57	$0.55

Net income per share after non-GAAP tax adjustments - basic	$0.49	$0.48
Net income per share after non-GAAP tax adjustments - diluted	$0.46	$0.44

Shares used in non-GAAP net income per share calculations:
Basic	343,097	331,806
Diluted	363,078	355,979

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$271,541	$212,270
Less: Purchases of property and equipment	(8,748)	(14,158)
Less: Capitalized software development costs	(18,402)	(11,365)
Free cash flow	$244,391	$186,747
Free cash flow margin	32%	31%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.